Exhibit 99.6

April  11, 2005

The Connecticut Light and Power Company
107 Selden Street
Berlin, CT 06037


     Re:   The Connecticut Light and Power Company
           First and Refunding Mortgage Bonds

Ladies and Gentlemen:

     I am Assistant General Counsel of Northeast Utilities Service Company ("NUSCO"), a service company affiliate of The Connecticut Light and Power Company (the "Company"), and have acted as counsel to the Company in connection with the issuance and sale to the public of $100,000,000 aggregate principal amount of its 5.000% First and Refunding Mortgage Bonds, 2005 Series A, Due 2015 ("Series A Bonds") and $100,000,000 aggregate principal amount of its 5.625% First and Refunding Mortgage Bonds, 2005 Series B, Due 2035 ("Series B Bonds"; together with Series A Bonds, the "Bonds") pursuant to an Underwriting Agreement dated April 4, 2005 between the Company and Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters named therein ("Underwriting Agreement"). The Bonds were issued pursuant to an Indenture of Mortgage and Deed of Trust (the "Indenture"), dated as of May 21, 1921, between the Company and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee, as amended and supplemented. The Company has registered $880 million of its first and refunding mortgage bonds with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") pursuant to a registration statement on Form S-3 (File No. 333-118276, the "Registration Statement"). The Bonds were issued under the Registration Statement on April 7, 2005. The Company previously issued $280,000,000 of bonds in a separate offering under the Registration Statement.

     I have examined originals, or copies certified to my satisfaction, of such corporate records of the Company, certificates of public officials, certificates of officers and representatives of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

     Based on the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the Bonds are legally issued, fully paid and non-assessable and are binding obligations of the Company.

     The opinions set forth herein are subject to the following further assumptions, qualifications, limitations and exceptions:

     A. I express no opinion regarding the effectiveness of any waiver in respect of the Bonds of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

     B. My opinions set forth above are subject to the effect of (a) applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application (including without limitation statutory or other laws regarding fraudulent or preferential transfers) relating to, limiting or affecting the enforcement of creditors' rights generally, and (b) principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) that may limit the enforceability of any of the remedies, covenants or other provisions of the Bonds or Indenture, or the availability of injunctive relief or other equitable remedies or as such principles relate to, limit or affect the enforcement of creditor's rights generally.

     C. In addition, I express no opinion as to any provisions of the Bonds or the Indenture regarding the remedies available to any person
(1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Bonds or the Indenture, or (2) for violation or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Bonds or the Indenture.

     D. This opinion is limited to the current laws of the State of New York, the current federal laws of the United States, and to the limited extent set forth below, the current laws of the State of Connecticut, and to the facts as they exist on the date hereof.
I am not admitted to practice law in the State of Connecticut, but I am generally familiar with the laws of such State and have made such inquiries as I considered necessary to render my opinion. I express no opinion as to matters involving the laws of any jurisdiction other than the States of New York and Connecticut and the United States. I undertake no obligation to advise you as a result of developments occurring after the date hereof including changes in such laws or interpretations thereof, or as a result of facts or circumstances brought to my attention after the date hereof.

     This opinion is furnished only to you in connection with the transaction contemplated by the Registration Statement and Underwriting Agreement and is solely for your benefit. Other than as stated below, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without my prior written consent (including by any person that acquires Bonds from you).

     I hereby consent to filing of this opinion as an exhibit to the Company's Current Report on Form 8-K dated April 7, 2005, which is incorporated by reference in the Registration Statement.

                                 Very truly yours,



                                 /s/ Jeffrey C. Miller
                                 Jeffrey C. Miller
                                 Assistant General Counsel